Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 12, 2026 relating to the financial statement of Real REMAX Group Inc. (formerly known as Rome Wildlife, Inc.), appearing in the Registration Statement on Form S-4 (No. 333-296768), as amended, of Real REMAX Group Inc. (formerly known as Rome Wildlife, Inc.).

/s/ Brightman Almagor Zohar & Co.
Brightman Almagor Zohar & Co.
Certified Public Accountants
A Firm in the Deloitte Global Network

Tel Aviv, Israel

August 24, 2026